EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT ("Agreement") made this 31st day of August, 1998 by and between THE ANCHOR BANK, a South Carolina banking corporation with principal offices located at 2002 Oak Street, Myrtle Beach, South Carolina 29578 ("Bank") and Chester A. Duke of Marion, South Carolina ("Employee").

                                    RECITALS:

A. The Employee is, as of the date hereof, employed by the Bank as an executive officer and the Bank desires to insure the Employee's continued employment with the Bank.

B. The Bank and the Employee mutually desire that their employment relationship be set forth under the terms of a written employment agreement;

In consideration of the foregoing and of the promises and mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows :

1. Employment. The Bank agrees to employ the Employee, and the Employee agrees to serve the Bank, on the terms and conditions, set forth herein.

2. Term of Employment. The employment of the Employee by the Bank, as provided under Section 1, shall commence on the date hereof and end on August 31, 2001 (the "Initial Term") unless further extended or sooner terminated as hereinafter provided. On August 31, 1999 and on August 31 of each year thereafter, the term of the Employee's employment hereunder shall be extended automatically one (1) additional year, unless prior to the date of such automatic extension the Bank shall have delivered to the Employee or the Employee shall have delivered to the Bank written notice that the term of the Employee's employment hereunder shall not be extended.

3. Position and Duties. The Employee shall serve as Vice Chairman of the Bank and shall be responsible for all duties, authorities and responsibilities
as set forth in the Bylaws of the Bank and  shall   assume   such   additional
responsibilities and authority as may from time to time be assigned to him by the Chief Executive Officer of the Bank or other executive designated by the Board of Directors of the Bank. The Employee shall perform his responsibilities and duties in the best interests of the Bank and its stockholders.

4. Place of Performance. In connection with the Employee's employment hereunder, the Employee shall be based initially at the Bank's office located in Marion, South Carolina, subject to reasonable travel or relocation necessary to the business of the Bank.

5. Compensation and Benefits. In consideration of the Employee's performance of his duties hereunder, the Bank shall provide the Employee with the following compensation and benefits during the term of his employment hereunder.

         a. Base Salary. Commencing on the first day after the Effective Date, and continuing for a period of three (3) years thereafter, and for any extended term hereof, the Employee shall serve on a full-time basis as Vice Chairman
                  of  the  Bank.  During  his  full-time   employment,
                  Employee shall receive a per annum salary of $185,000, payable in equal installments in arrears on the last day of the month. During the term of the Employee's employment under this Agreement, the Bank's Board of Directors periodically will review and may increase (but not decrease) the Employee's base salary rate, all in accordance with the Bank's salary administration policies and procedures in effect from time to time; and each change in the Base Salary amount listed in this Section shall become the new Base Salary amount. The Bank shall have no obligation to increase the Employee's base salary rate at any particular time or in any particular amount, and any such increase shall be in the sole and absolute discretion of the Chief Executive Officer of the Bank or other executive designated by the Board of Directors of the Bank.

         b. Bonus and Incentive Compensation. The Bank shall pay to the Employee with respect to each fiscal year during the term of the Employee's employment hereunder, such cash bonus as the Chief Executive Officer the Bank or other executive designated by the Board of Directors of the Bank shall determine in his sole discretion; provided, however, in no event shall this paragraph b. be deemed to require that any such bonus be paid with respect to any such fiscal year. In addition, and without diminution of any other compensation or benefit provided for in this Agreement, the Employee may be given the opportunity to participate in certain incentive compensation plans that may be adopted by the Bank or in such plans that may be adopted or sponsored by the Bank's parent corporation, Anchor Financial Corporation ("Anchor"), which participation opportunity may be offered to the Employee in the full discretion of Anchor and the Bank.

         c. Expenses. The Bank, as applicable, shall reimburse the Employee for all proper and reasonable out-of-pocket expenses incurred by the Employee in his performance of services hereunder, including all such expenses of travel and living expense while away from home on business of the Bank, provided that such expenses are incurred and accounted for in accordance with the regular policies and procedures established by the Bank from time to time.

         d. Vacations. The Employee shall be entitled to the number of vacation days in each calendar year, and to compensation in respect of earned but unused vacation days, determined in accordance with the Bank's vacation plan as applicable to the Employee, as well as to all paid holidays provided by the Bank to its employees.

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

         e. Automobile. The Bank shall provide an automobile for Employee's use.

         f. Dues. The Bank shall pay Employee's regular monthly dues to the Country Club of South Carolina.

6. Compensation and Benefits in the Event of Termination. In the event of the termination of the Employee's employment by the Bank or by the Employee during the term of this Agreement, compensation and benefits shall be paid as set forth below.

         a. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

                           (i) "Cause"  shall mean (A) the breach by Employee of
                  any material provision of this Agreement, provided that Bank gives the Employee written notice of such failure and such failure is not cured within thirty (30) days thereafter; (B) the willful and continued failure by the Employee to substantially perform his duties under this Agreement (other than the Employee's inability to perform, with or without reasonable accommodation, resulting from his incapacity due to physical or mental illness or impairment), after a demand for substantial performance is delivered to him by the Bank, which demand specifically identifies the manner in which the
                  Employee is alleged to have not substantially performed his duties; (C) the willful engaging by the Employee in misconduct (criminal, immoral or otherwise) which is materially injurious to the Bank, its officers, directors, shareholders, employees, or customers, monetarily or otherwise; (D) the Employee's conviction of a felony; or (E) the commission in the course of the Employee's employment of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice, which would constitute a felony, (whether or not resulting in criminal prosecution or conviction), or any act or practice which the Bank shall, in good faith, deem to have resulted in the Employee becoming unbondable under the Bank's "banker's blanket bond."

                  (ii) "Change in Control" shall mean either:

                           (A) the acquisition,  directly or indirectly,  by any
                  "person" (as such term is defined for purposes of Section 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Exchange Act")), other than by the Bank, Anchor or any subsidiary controlled by Anchor or any person so defined who on the date of this Agreement is a director of the Bank or Anchor, or whose shares of stock therein are treated as "beneficially owned" (as such term is defined for purposes of Rule 13d-3 of the Exchange Act) by any such director, of the beneficial ownership [as such term is defined for purposes of
                  Section 13(d) (1) of the Exchange Act] of shares in the Bank or Anchor which, when added to any other shares the beneficial ownership of which is held by such acquiror, shall have fifty percent (50%) or more of the combined voting power of the Bank or Anchor's then outstanding voting securities; or


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

                           (B) the  occurrence of any merger,  consolidation  or
                  reorganization to which the Bank or Anchor is a party and to which the Bank or Anchor (or an entity controlled by the Bank or Anchor) is not a surviving entity, or the sale of all or substantially all of the assets of the Bank or Anchor.

                  The merger, combination, or consolidation of the Bank with Anchor or any other wholly owned Subsidiary of Anchor shall not be construed as a Change in Control.

                  (iii) "Date of Termination" shall mean: (A) if the Employee's employment is terminated by reason of his death, his date of death; (B) if the Employee's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Employee shall not have returned to the performance of his duties as provided under sub-paragraph
                  (iv) of this paragraph a; or (C) if the Employee's employment is terminated by action of either party for any other reason, the date specified in the Notice of Termination; provided, however, that if within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

                  (iv) "Disability" shall mean the Employee's failure to satisfactorily perform the essential functions of his office on a full-time basis for one hundred and eighty (180) consecutive days, with or without accommodation, by reason of the Employee's incapacity resulting from physical or mental illness or impairment, except where within fifteen (15) days after Notice of Termination is given following such absence, the Employee shall have returned to the satisfactory, full time performance of such duties. Any determination of Disability hereunder shall be made by the Board of Directors of the Bank in good faith and on the basis of the certificates of at least three (3) qualified physicians chosen by it for such purpose, one (1) of whom shall be the Employee's regular attending physician.

                  (v) "Good Reason" shall mean either:

                           (A) Failure by the Bank to comply with any material provision of this Agreement, provided that the Employee gives the Bank (as applicable) written notice of such failure and such failure is not cured within thirty (30) days thereafter;

                           (B) Failure by the Bank to obtain the  assumption  of
                           its   obligations   under  this   Agreement   by  any
                           successor;

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

                           (C) The failure by the Bank to comply with Section 5 of this Agreement; or

                           (D) Any purported termination of the Employee's employment by action of the Bank which is not effected pursuant to a Notice of Termination.

                  (vi) "Notice of Termination" shall mean a written notice which shall include the specific termination provision under this Agreement relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment. Any purported termination of the Employee's employment hereunder by action of either party shall be communicated by delivery of a Notice of Termination to the other party.

                  (vii) "Retirement" shall mean termination of the Employee's employment pursuant to the Bank's regular retirement policy applicable to the position held by the Employee at the time of such termination.

         b. Termination For Cause, Disability, Death, Retirement or Other Than for Good Reason. In the event the Employee's employment hereunder is terminated (A) by action of the Bank for Cause prior to or coincident with or following a Change in Control;
                  (B) by action of the Employee not for Good Reason, at any time; or (C) by reason of the Employee's death, Disability or Retirement, the following compensation and benefits shall be paid and provided the Employee (or his beneficiary):

                  (1) The Employee's  base salary provided under paragraph a. of
                  Section 5 through the last day of the month in which the Date of Termination occurs, at the annual rate in effect at the time Notice of Termination is given (or death occurs), to the extent unpaid prior to such Date of Termination;

                  (2) Any bonus under paragraph b. of Section 5 which has been awarded prior to the Date of Termination, to the extent unpaid prior to such date;

                  (3) Any benefits to which the Employee (or his beneficiary) may be entitled as a result of such termination, under the terms and conditions of the pertinent plans or arrangements in effect at the time of the Notice of Termination under paragraph d. of Section 5; and

                  (4) Any amounts due the Employee with respect to paragraph c. or paragraph e. of Section 5 as of the Date of Termination.

         c. Termination for Good Reason or Other Than For Cause, Disability, Death or Retirement. In the event the Employee's employment hereunder is terminated other than
                  by  reason  of  the  Employee's  death,   Disability  or
                  Retirement, and (A) by action
                  of the Employee coincident with, following, or prior to a Change in Control and for Good Reason, or (B) by action of the Bank coincident with, following or prior to a Change in Control and other than for Cause, the Bank shall pay and provide the Employee the compensation and benefits stipulated under subparagraph b. immediately above; provided, however, in addition thereto and without setoff, the following compensation shall be paid and provided the Employee:

                  For the remaining Initial Term or one year term thereafter of this Agreement, (i) the Bank shall continue to pay to the Employee the Base Salary provided for in Section 5.a. above (at the Employee's Base Salary rate provided for in that
                  Section  immediately  prior to the Date of  Termination)  and,
                  (ii) at its sole cost and expense, the Bank will continue to provide the Employee with the insurance coverages he would have had had he remained as an employee of the Bank or with insurance coverages substantially equivalent thereto, or, at the Bank's request (and so long as such coverage reasonably can be obtained by the Employee himself), the Employee will obtain substantially equivalent insurance coverages from insurance companies chosen by him and the Bank promptly will reimburse Employee for premium costs actually incurred by him from time to time for the same. If termination pursuant to this section c. shall occur during the last twelve months of the term of this Agreement, the Employee shall be entitled to receive the Base Salary pursuant to section 5a. and the insurance benefits discussed immediately above for a period of twelve months subsequent to such termination. The Base Salary shall continue to be payable in equal installments in arrears on the last day of the month; provided, however if the payment under this section, either alone or together with other payments which the Employee has the right to receive from the Bank, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), such severance payment shall be reduced to the largest amount as will result in no portion of the severance payment under this Section 6 being subject to the excise tax imposed by Section 4999 of the Code or the disallowance of a deduction to the Bank under Section 280G(a) of the Code.

7.       Confidentiality.

         a. The Employee recognizes that his activities on behalf of the Bank require considerable responsibility and trust. Relying on the ethical responsibilities and undivided loyalty of the Employee, the Bank has and will and Anchor and its Subsidiaries will in the future entrust the Employee with highly sensitive confidential, restricted and proprietary information involving Confidential Information (as defined below).

         b. For the purposes of this Agreement, "Confidential Information" means any data or information, that is material to the Bank, Anchor or the Subsidiaries of Anchor, and

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

                  not generally known by the public. To the extent consistent with the foregoing definition, Confidential Information includes (without limitation):

                  i.       the   sales   records,   circulation,    profit   and
                           performance reports, pricing manuals, training manuals, selling and pricing procedures, financing methods of the Bank, Anchor or the Subsidiaries of Anchor, and all other business records of the Bank, Anchor or the Subsidiaries of Anchor;

                  ii. the identities of the customers of the Bank, Anchor or the Subsidiaries of Anchor, their specific demands, and their current and anticipated requirements for the products of the Bank, Anchor or the Subsidiaries of Anchor.

                  iii.     the business plans and internal financial  statements
                           and   projections   of  the   Bank,   Anchor  or  the
                           Subsidiaries of Anchor; and

                  iv. the specifics of any specialized products or services of the Bank, Anchor or the Subsidiary of Anchor may offer or provide to its customers.

         c. The Employee recognizes the proprietary and sensitive nature of the Bank, Anchor and its Subsidiaries' Confidential Information. The Employee agrees to abide by all of the Bank and Anchor's rules and procedures designed to protect their Confidential Information and to preserve
                  and  maintain  all  such  information  in  strict   confidence
                  during the Employee's engagement with the Bank and as long thereafter as the Confidential Information remains, in the sole opinion of the Bank, Anchor and its Subsidiaries, proprietary and confidential to the Bank, Anchor and its Subsidiaries. The Employee agrees not to use, disclose or in any other way use or disseminate any Confidential Information to any person not properly authorized by the Bank, Anchor or the Subsidiaries of Anchor.

8. Return of Materials. Upon the request of the Bank, and in any event, upon the termination of the Employee's employment, the Employee must return to the Bank, Anchor or the Subsidiaries of Anchor and leave at the disposal of the Bank, Anchor or the Subsidiaries of Anchor, all memoranda, notes, records, and other documents pertaining to the business of the Bank, Anchor and the Subsidiaries of Anchor, or the Employee's specific duties for such entities (including all copies of such materials). The Employee must also return to the Bank, Anchor and the Subsidiaries of Anchor, and leave at the disposal of the Bank, Anchor and the Subsidiaries of Anchor, all materials involving any Confidential Information of the respective entities.

9.       Implementation.

         a. The covenants contained herein shall be construed as covenants independent of one another, and as obligations distinct from any other contract between the Employee and the Bank. Any claim the Employee

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

                  may have against the Bank shall not constitute a defense to enforcement by the Bank of this Agreement.

         b. The covenants made by the Employee herein shall survive termination of the Employee's employment, regardless of who causes the termination and under what circumstances.

10. Restrictive Covenant. In consideration of the Bank's employment of the Employee, the Employee agrees that in addition to any other limitation, for a period of twelve (12) months after the termination of his employment hereunder, the termination of this Agreement or the completion of Base Salary payments pursuant to section 6.c. above, whichever is later, he will not, within a twenty-five (25) mile radius of any operating office of Anchor or the Bank, manage, operate or be employed by, participate in, or be connected in any manner with the management, operation, or control of any banking business or savings and loan business or financial services business. The Employee further agrees, regardless of the circumstances of the termination of employment, that for a period of twelve (12) months after the termination of his employment hereunder, the termination of this Agreement or the completion of Base Salary payments pursuant to section 6.c. above, he will not solicit the business or patronage, directly or indirectly, from any customers of the Bank (or any other office of a Subsidiary of Anchor if Employee should have been employed by and located at such office) and the Employee will not seek to or assist others to persuade any employee of the Bank engaged in similar work or related to the Bank's work to discontinue employment with the Bank or seek employment or engage in any business of the Bank. Furthermore, the Employee will not communicate to any person, firm or corporation any information related to customer lists, prices, secrets or other Confidential Information which he might from time to time acquire with respect to the business of the Bank, Anchor, or its Subsidiaries, or any of their affiliates. The Employee agrees to disclose the contents of this Agreement to any subsequent employer for a period of twelve (12) months following termination of his employment hereunder, the termination of this Agreement or completion of Base Salary payments pursuant to 6.c. above, whichever is later.

11. Remedies for Breach of Employment Contract. Irreparable harm shall be presumed if the Employee breaches any covenant of this Agreement. The faithful observance of all covenants in this Agreement is an essential condition to the Employee's employment, and the Bank, Anchor and the Subsidiaries of Anchor are depending upon absolute compliance. Damages would probably be very difficult to ascertain if the Employee breached any covenant in this Agreement. This Agreement is intended to protect the proprietary rights of the Bank, Anchor and the Subsidiaries of Anchor in many important ways. In light of these facts, the Employee agrees that any court of competent jurisdiction should immediately enjoin any breach of this Agreement, upon the request of the Bank, Anchor and the Subsidiaries of Anchor, and the Employee specifically releases the Bank, Anchor, and the Subsidiaries of Anchor, from the requirement to post any bond in connection with a temporary or interlocutory injunctive relief, to the extent permitted by law.

12.       Withholding.  Any provision  of this  Agreement  to  the   contrary
notwithstanding, all payments made by the Bank hereunder to the Employee or his estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Bank may reasonably determine should be withheld pursuant to any applicable law or regulation. In lieu of withholding such amounts, the Bank may accept other provisions to the end that they have sufficient funds to pay all taxes required by law to be withheld in respect of any or all such payments.

13. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the continental United States by registered or certified mail, or personally delivered to the party entitled thereto, at the address stated below or to such changed address as the addressee may have given by a similar notice:

         To the Bank:                     Stephen L. Chryst
                                          President and Chief Executive Officer
                                          Anchor Financial Corporation
                                          2002 Oak Street
                                          Myrtle Beach, South Carolina 29577

         with copy to:                    Ann W. Langston
                                          Gerrish & McCreary, P.C.
                                          700 Colonial Road, Suite 200
                                          Memphis, Tennessee 38117

         To the Employee:                 Chester A. Duke
                                          905 Evans Road
                                          Marion, SC  29571


         with copy to:
                                          ------------------------------------

                                          ------------------------------------

                                          ------------------------------------

                                          ------------------------------------

14. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal
representatives, executors,   administrators,  successors,  heirs, distributees,
devisees and legatees. If the Employee should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, except to the extent otherwise provided under this Agreement, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee, or if there be no such designee, to the Employee's estate.

15. Modification, Waiver or Discharge. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the executive and an authorized officer of the Bank. No waiver by either party hereto at any time

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


of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement; provided, however, that this Agreement shall no supersede or in any way limit the right, duties or obligations that the Employee or the Bank may have under any other written agreement between such parties, under any employee pension benefit plan or employee welfare benefit plan as defined under the Employee Retirement Income Security Act of 1974, as amended, and maintained by the Bank, or under any established personnel practice or policy applicable to the Employee.

16. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of South Carolina. Any arbitration, proceeding or litigation pertaining to this Agreement shall be located in Horry County, South Carolina or such other location as determined by the Bank.

17. Validity. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement, which latter shall remain in full force and effect.

18.      Miscellaneous.

         a. No Right of Set-Off, Etc. There shall be no right of set-off or counterclaim, in respect of any claim, debt or obligation against any payments to the Employee, his beneficiaries or estates provided for in this Agreement.

         b. No Adequate Remedy At Law. The Bank and the Employee recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Bank and the Employee hereby agree and consent that the other shall be entitled to decree of specific performance, mandamus, or other appropriate remedy to enforce performance of such agreements.

         c. Non-Assignability. No right, benefit, or interest hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or setoff in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void and of no effect. Any of the foregoing to the contrary notwithstanding, this provision shall not preclude the Employee from designating one or more beneficiaries to receive any amount that may be payable after his death, and shall not preclude the legal representative of the Employee's estate from assigning any right hereunder to the

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

                  person or persons entitled thereto under his will or, in the case of intestacy applicable to his estate.

19. Enforcement of Agreement; Attorneys' Fees. In the event litigation is commenced by the Employee against the Bank in seeking to obtain or enforce any right, benefit or payment under this Agreement or to enforce any obligation of the Bank described herein, then, provided the Employee shall prevail in such litigation, the Bank shall be obligated to pay all reasonable expenses (including without limitation all reasonable attorneys' fees and court costs) paid or incurred by the Employee in connection with such litigation.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the Employee and the Bank (by action of its duly authorized officer) have executed this Agreement on the date first above written.

                                     THE ANCHOR BANK


ATTEST: /s/ Rhonda P. Housand        By: /s/ Stephen L. Chryst

                                     Name: Stephen L. Chryst

                                     Title: President & Chief Executive Officer



                                    EMPLOYEE


ATTEST: /s/ M.E. Freeman            /s/ Chester A. Duke
                                    Chester A. Duke


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